Exhibit 99.1

NEWS RELEASE

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

April 28, 2011

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

FIRST QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, DC region, reported financial and operating results today for the quarter ended March 31, 2011:

•

Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt and impairment, was $32.2 million, or $0.49 per diluted share for the quarter ended March 31, 2011, compared to $28.9 million, or $0.48 per diluted share for the prior year period. FFO for the quarter ended March 31, 2011 was $29.9 million, or $0.45 per share, compared to $28.8 million, or $0.48 per share, in the same period one year ago.

•

Net income attributable to the controlling interests for the quarter ended March 31, 2011 was $4.7 million, or $0.07 per diluted share, compared to $5.2 million, or $0.09 per diluted share, in the same period one year ago. Included in first quarter 2011 net income per share are acquisition costs of $0.03.

Acquisitions and Dispositions

WRIT recently entered into a contract to purchase John Marshall II, a 223,000 square foot office building located at 8283 Greensboro Drive in Tysons Corner, Virginia, for $73.5 million. The purchase is subject to the assumption of a $54.3 million 5.79% loan. The property is 100% leased to Booz Allen Hamilton Inc. and serves as their worldwide headquarters. The Dulles Corridor Metrorail, currently under construction, will include four metro stations serving Tysons Corner. One of these four stations, Tysons Central 7, will be located 500 feet from John Marshall II upon its anticipated completion in 2013.

In the first quarter, WRIT continued to execute its stated strategy of upgrading the quality of its diversified property portfolio by investing in high quality assets in superior locations, completing the acquisitions of two downtown Washington, DC office properties.

WRIT acquired 1140 Connecticut Avenue, NW, a twelve story, 184,000 square foot office building with a three level parking garage in Washington, DC, for $80.25 million. The property is 99% leased to 25 office tenants and four retail tenants and is located near the intersection of Connecticut Avenue and M Street in the heart of Washington’s “Golden Triangle” Central Business District. WRIT funded this acquisition using available cash and its line of credit. The projected first year unleveraged yield is 6.0% on a cash basis.

In addition, WRIT acquired 1227 25th Street, NW, an eight story, 130,000 square foot office building with a two level parking garage in Washington, DC, for $47.0 million. The property is 72% leased to the GSA and law firms. It is located near the corner of 25th and M Streets in Washington’s West End submarket, immediately adjacent to the Company’s 2445 M Street office building. WRIT funded this acquisition using available cash and its line of credit and projects a stabilized yield of 8.7% on a cash basis.

Subsequent to quarter end, WRIT completed the sale of Dulles Station West Phase I, a 180,000 square foot office building in Herndon, Virginia, recording a $0.6 million impairment charge in first quarter 2011 based on the contract sales price of $58.8 million. WRIT originally acquired the land for Dulles Station West Phases I and II in 2005 and completed construction of Phase I in 2007. Phase II, which was not included in the transaction, is zoned for future development of a 340,000 square foot office building.

Washington Real Estate Investment Trust

Operating Results

The Company’s overall portfolio physical occupancy for the first quarter was 88.4%, compared to 89.0% in the same period one year ago and 88.3% in the fourth quarter of 2010. Overall portfolio Net Operating Income (“NOI”)(2) was $52.1 million compared to $47.4 million in the same period one year ago and $50.6 million in the fourth quarter of 2010.

Same-store(3) portfolio physical occupancy for the first quarter was 88.7%, compared to 90.0% in the same period one year ago. Sequentially, same-store physical occupancy increased 20 basis points (bps) compared to the fourth quarter of 2010. Same-store portfolio NOI for the first quarter increased 1.1% and rental rate growth was 2.4% compared to the same period one year ago.

•

Multifamily: 14.7% of Total NOI – Multifamily properties’ same-store NOI for the first quarter increased 13.7% compared to the same period one year ago. Rental rate growth was 3.3% while same-store physical occupancy for the first quarter of 2011 compared to 2010 increased 90 bps to 95.3%. Sequentially, same-store physical occupancy decreased 40 bps compared to the fourth quarter of 2010.

•

Office: 43.5% of Total NOI – Office properties’ same-store NOI for the first quarter decreased 1.5% compared to the same period one year ago. Rental rates increased 1.9% while same-store physical occupancy decreased 190 bps to 88.3%. Sequentially, same-store physical occupancy decreased by 10 bps compared to the fourth quarter of 2010.

•

Medical: 14.3% of Total NOI – Medical office properties’ same-store NOI for the first quarter decreased 1.3% compared to the same period one year ago. Rental rate growth was 3.7% while same-store physical occupancy decreased 30 bps to 93.5%. Sequentially, same-store physical occupancy decreased 30 bps compared to the fourth quarter of 2010.

•

Retail: 16.5% of Total NOI – Retail properties’ same-store NOI for the first quarter increased 0.5% compared to the same period one year ago. Rental rate growth was 0.9% while same-store physical occupancy decreased 100 bps to 92.2%. Sequentially, same-store physical occupancy decreased 30 bps compared to the fourth quarter of 2010.

•

Industrial: 11.0% of Total NOI – Industrial properties’ same-store NOI for the fourth quarter decreased 0.8% compared to the same period one year ago. Rental rate growth was 2.8% while same-store physical occupancy decreased 280 bps to 80.2%. Sequentially, same-store physical occupancy increased 160 bps compared to the fourth quarter of 2010.

Leasing Activity

During the first quarter, WRIT signed commercial leases for 416,241 square feet with an average rental rate decrease of 0.6% over expiring lease rates, an average lease term of 4.5 years, tenant improvement costs of $3.09 per square foot and leasing costs of $3.56 per square foot.

•	Rental rates for new and renewed office leases decreased 1.4% to $30.97 per square foot, with $3.88 per square foot in tenant improvement costs and $4.17 per square foot in leasing costs.

•	Rental rates for new and renewed medical office leases increased 13.1% to $37.24 per square foot, with $8.86 per square foot in tenant improvement costs and $12.24 per square foot in leasing costs.

•	Rental rates for new and renewed retail leases increased 5.4% to $16.48 per square foot, with no tenant improvement costs and $1.07 per square foot in leasing costs.

•	Rental rates for new and renewed industrial/flex leases decreased 15.3% to $8.70 per square foot, with $2.35 per square foot in tenant improvement costs and $1.86 per square foot in leasing costs.

Dividends

On March 31, 2011, WRIT paid a quarterly dividend of $0.43375 per share for its 197th consecutive quarterly dividend at equal or increasing rates.

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Friday, April 29, 2011 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054

The instant replay of the Conference Call will be available until May 13, 2011 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	369149

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 86 properties totaling approximately 11 million square feet of commercial space and 2,540 residential units, and land held for development. These 86 properties consist of 26 office properties, 16 industrial/flex properties, 18 medical office properties, 15 retail centers and 11 multi-family properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in our earnings release and on our conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2010 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT’s operating portfolio and affect the comparative measurement of WRIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties and (3) real estate impairments, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(2)

Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. We provide NOI as a supplement to net income

Washington Real Estate Investment Trust

calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3)

For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) real estate impairments, (5) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties

	Physical Occupancy
	Same-Store Properties		All Properties
Segment	1st QTR 2011	1st QTR 2010	1st QTR 2011	1st QTR 2010
Residential	95.3%	94.4%	95.3%	94.4%
Office	88.3%	90.2%	88.9%	89.7%
Medical Office	93.5%	93.8%	88.3%	87.7%
Retail	92.2%	93.2%	92.0%	93.2%
Industrial	80.2%	83.0%	80.2%	82.8%

Overall Portfolio	88.7%	90.0%	88.4%	89.0%

(i)	Same-Store properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q1 2010 and Q1 2011, same-store properties exclude:

Residential Acquisitions: none;

Office Acquisitions: Quantico Corporate Center, 1140 Connecticut Ave and 1227 25th Street;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisition: Gateway Overlook Shopping Center;

Industrial Acquisitions: none.

Also excluded from Same-Store Properties in Q1 2011 and Q1 2010 are:

Sold Properties: Charleston Business Center, Parklawn Plaza, Lexington, Saratoga, The Ridges,

Ammendale I & II and Amvax;

Held for Sale Property: Dulles Station, Phase I.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2011	2010
Revenue
Real estate rental revenue	$78,155	$73,551
Expenses
Real estate expenses	26,088	26,169
Depreciation and amortization	24,750	22,587
General and administrative	3,702	3,783

	54,540	52,539

Real estate operating income	23,615	21,012
Other income (expense):
Interest expense	(17,126)	(16,838)
Gain (loss) on extinguishment of debt	—	(42)
Acquisition costs	(1,649)	(55)
Other income	306	289

	(18,469)	(16,646)

Income from continuing operations	5,146	4,366
Discontinued operations:
Income (loss) from operations of properties sold or held for sale	(458)	899

Net income	4,688	5,265
Less: Net income attributable to noncontrolling interests in subsidiaries	(23)	(49)

Net income attributable to the controlling interests	$4,665	$5,216

Income from continuing operations attributable to the controlling interests	5,123	4,317
Continuing operations real estate depreciation and amortization	24,750	22,587

Funds from continuing operations(1)	$29,873	$26,904

Income and impairment from discontinued operations before gain on sale	(458)	899
Discontinued operations real estate depreciation and amortization	499	1,021

Funds from discontinued operations	41	1,920

Funds from operations(1)	$29,914	$28,824

Non-cash (gain) loss on extinguishment of debt	—	42
Tenant improvements	(2,370)	(2,012)
External and internal leasing commissions capitalized	(2,232)	(2,268)
Recurring capital improvements	(691)	(864)
Straight-line rents, net	(657)	(608)
Non-cash fair value interest expense	179	776
Non real estate depreciation & amortization of debt costs	874	993
Amortization of lease intangibles, net	(278)	(562)
Amortization and expensing of restricted share and unit compensation	1,257	1,633
Real estate impairment	599	—

Funds available for distribution(4)	$26,595	$25,954

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended March 31,
Per share data attributable to the controlling interests:		2011	2010
Income from continuing operations	(Basic)	$0.08	$0.07
	(Diluted)	$0.08	$0.07
Net income	(Basic)	$0.07	$0.09
	(Diluted)	$0.07	$0.09
Funds from continuing operations	(Basic)	$0.45	$0.45
	(Diluted)	$0.45	$0.45
Funds from operations	(Basic)	$0.45	$0.48
	(Diluted)	$0.45	$0.48

Dividends paid		$0.4338	$0.4325

Weighted average shares outstanding		65,885	59,898
Fully diluted weighted average shares outstanding		65,907	60,001

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2011	December 31, 2010
Assets
Land	$475,458	$432,149
Income producing property	2,013,854	1,938,629

	2,489,312	2,370,778
Accumulated depreciation and amortization	(555,578)	(534,570)

Net income producing property	1,933,734	1,836,208
Development in progress	26,263	26,240

Total real estate held for investment, net	1,959,997	1,862,448
Investment in real estate sold or held for sale	40,868	41,892
Cash and cash equivalents	12,480	78,767
Restricted cash	24,316	21,552
Rents and other receivables, net of allowance for doubtful accounts of $9,082 and $8,394 respectively	53,278	49,227
Prepaid expenses and other assets	108,042	96,466
Other assets related to property sold or held for sale	17,231	17,529

Total assets	$2,216,212	$2,167,881

Liabilities
Notes payable	$753,692	$753,587
Mortgage notes payable	379,333	380,171
Lines of credit	160,000	100,000
Accounts payable and other liabilities	60,129	51,036
Advance rents	12,722	12,589
Tenant security deposits	10,040	9,418
Other liabilities related to property sold or held for sale	480	222

Total liabilities	$1,376,396	$1,307,023

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000
Shares authorized; 65,941 and 65,870 shares issued and outstanding, respectively	660	659
Additional paid-in capital	1,130,297	1,127,825
Distributions in excess of net income	(293,860)	(269,935)
Accumulated other comprehensive income	(1,057)	(1,469)

Total shareholders’ equity	836,040	857,080

Noncontrolling interests in subsidiaries	3,776	3,778

Total equity	839,816	860,858

Total liabilities and equity	$2,216,212	$2,167,881

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Three months ended March 31, 2011	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$7,665	$19,905	$7,505	$7,255	$5,720	$48,050

Add: Net operating income from non-same-store properties(3)	—	2,710	(43)	1,350	—	4,017

Total net operating income(2)	$7,665	$22,615	$7,462	$8,605	$5,720	$52,067
Add/(deduct):
Other income						306
Acquisition costs						(1,649)
Interest expense						(17,126)
Depreciation and amortization						(24,750)
General and administrative expenses						(3,702)
Income (loss) from operations of properties sold or held for sale						(458)

Net income						4,688
Less: Net income attributable to noncontrolling interests in subsidiaries						(23)

Net income attributable to the controlling interests						$4,665

Three months ended March 31, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$6,739	$20,198	$7,603	$7,217	$5,764	$47,521

Add: Net operating income from non-same-store properties(3)	—	—	(139)	—	—	(139)

Total net operating income(2)	$6,739	$20,198	$7,464	$7,217	$5,764	$47,382
Add/(deduct):
Other income						289
Acquisition costs						(55)
Interest expense						(16,838)
Gain (loss) on extinguishment of debt						(42)
Depreciation and amortization						(22,587)
General and administrative expenses						(3,783)
Income (loss) from operations of properties sold or held for sale						899

Net income						5,265
Less: Net income attributable to noncontrolling interests in subsidiaries						(49)

Net income attributable to the controlling interests						$5,216

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to funds from operations and core funds from operations for the periods presented:

		Three Months Ended March 31,
		2011	2010
Net income attributable to the controlling interests		$4,665	$5,216
Add/(deduct):
Real estate depreciation and amortization		24,750	22,587
Discontinued operations:
Real estate depreciation and amortization		499	1,021

Funds from Operations(1)		29,914	28,824
Add/(deduct):
Real estate impairment		599	—
Loss (gain) on extinguishment of debt		—	42
Acquisition costs		1,649	55

Core funds from operations(1)		$32,162	$28,921

		Three Months Ended March 31,
Per share data attributable to the controlling interests:		2011	2010

Funds from operations	(Basic)	$0.45	$0.48

	(Diluted)	$0.45	$0.48

Core funds from operations	(Basic)	$0.49	$0.48

	(Diluted)	$0.49	$0.48

Weighted average shares outstanding		65,885	59,898

Fully diluted weighted average shares outstanding		65,907	60,001